UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 5.07 of this Current Report on Form 8-K, at the 2019 annual meeting of stockholders (the “Annual Meeting”) of TherapeuticsMD, Inc. (the “Company”) held on June 20, 2019, the stockholders of the Company approved the TherapeuticsMD, Inc. 2019 Stock Incentive Plan (the “2019 Plan”).

The 2019 Plan is described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), filed with the United States Securities and Exchange Commission (“SEC”) on April 30, 2019, under the heading “Proposal Four: Approval of the TherapeuticsMD, Inc. 2019 Stock Incentive Plan - Summary of the 2019 Stock Incentive Plan,” which description is incorporated by reference herein.

The foregoing description of the 2019 Plan is only a summary and is qualified in its entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2019, the Company held the Annual Meeting. At the close of business on April 22, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 241,221,840 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. The holders of 206,077,401 shares of Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. At the Annual Meeting, the stockholders of the Company considered and voted on proposals to: (1) elect eleven directors, each to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, (2) provide a non-binding advisory vote on the compensation of the Company’s named executive officers for fiscal 2018, (3) provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers, (4) approve the 2019 Plan, and (5) ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2019.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Proxy Statement.

Proposal 1: To elect eleven directors, each to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Tommy G. Thompson	102,481,866	33,215,542	70,379,993
Robert G. Finizio	133,861,665	1,835,743	70,379,993
John C.K. Milligan, IV	134,025,679	1,671,729	70,379,993
Brian Bernick, M.D.	134,097,774	1,599,634	70,379,993
J. Martin Carroll	133,955,991	1,741,417	70,379,993
Cooper C. Collins	134,221,911	1,475,497	70,379,993
Robert V. LaPenta, Jr.	133,868,693	1,828,715	70,379,993
Jules A. Musing	133,879,230	1,818,178	70,379,993
Angus C. Russell	132,431,752	3,265,656	70,379,993
Nicholas Segal	134,144,704	1,552,704	70,379,993
Jane F. Barlow	134,255,282	1,442,126	70,379,993

Proposal 2: To provide a non-binding advisory vote on the compensation of the Company’s named executive officers for fiscal 2018.

For	Against	Abstain	Broker Non-Votes
123,801,523	11,565,411	330,474	70,379,993

Proposal 3: To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
114,534,221	535,123	20,106,913	521,151	70,379,993

Proposal 4: To approve the 2019 Plan.

For	Against	Abstain	Broker Non-Votes
131,412,173	3,871,013	414,222	70,379,993

Proposal 5: To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
198,183,072	5,713,744	2,180,585	0

Each of the director nominees and proposals received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation

The Company’s Board of Directors has considered the outcome of the non-binding, advisory vote regarding the frequency of future non-binding, advisory votes on executive compensation, and has determined that the Company will hold future non-binding, advisory votes on executive compensation every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of stockholder votes on executive compensation.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	TherapeuticsMD, Inc. 2019 Stock Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2019	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer